UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 14, 2008

Irvine Sensors Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08402	33-0280334

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California		92626

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(714) 549-8211

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 14, 2008, Irvine Sensors Corporation (the “Company”) received written notification (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Company fails to comply with the minimum stockholders’ equity, market value and net income requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(3) (the “Rule”) because the Company’s stockholders’ equity is below the Nasdaq minimum stockholders’ equity listing requirement of $2,500,000, the market value of the Company’s listed securities is below the Nasdaq minimum market value listing requirement of $35,000,000 and the Company’s net income from continuing operations is below the Nasdaq minimum net income listing requirement of $500,000. The Notice states that the Company has until February 29, 2008 to provide Nasdaq with a specific plan to achieve and sustain compliance with the Nasdaq Capital Market listing requirements, including the time frame for completion of such plan. The Notice further states that if the Nasdaq staff (the “Staff”) determines that the Company’s plan does not adequately address the issues noted above, the Staff will provide written notice that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Irvine Sensors Corporation, dated February 20, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Irvine Sensors Corporation

(Registrant)

Dated: February 20, 2008	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Irvine Sensors Corporation, dated February 20, 2008